UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2011

Waccamaw Bankshares, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	001-33046	52-2329563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 North J. K. Powell Boulevard, Whiteville, NC	28472-3008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (910) 641-0044

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 29, 2011, the board of directors of Waccamaw Bank (the “Bank”), a wholly owned subsidiary of Waccamaw Bankshares, Inc. (the “Company”), authorized the execution of a Prompt Corrective Action Directive (the “Directive”) issued by the Board of Governors of the Federal Reserve System (the “Board of Governors”). The Directive will become effective when executed by the secretary of the Board of Governors.

The Directive informs the Bank that the Board of Governors has determined that, as of October 30, 2011, the Bank falls within the “critically undercapitalized” capital category for purposes of the prompt corrective action provisions of section 38 of the Federal Deposit Insurance Act (the “FDIA”). As summarized below, the Directive requires the Bank, in conjunction with the Company, to undertake a number of actions and comply with certain restrictions.

No later than January 6, 2012, the Bank and the Company must:

•	increase the Bank’s equity through the sale of shares or contributions to surplus in an amount sufficient to make the Bank “adequately capitalized;”

•

enter into and close a contract to be acquired by a depository institution holding company or combine with another insured depository institution, with the contract conditioned only on the receipt of necessary regulatory approvals, the continued accuracy of customary representations and warranties, and the performance of customary pre-closing covenants; or

•	take other necessary measures to make the Bank “adequately capitalized.”

The Bank must also comply with all prompt corrective action provisions mandated by section 38 of the FDIA, including restrictions relating to compensation or bonuses paid to senior executive officers; capital distributions, including the payment of dividends; asset growth; acquisitions; branching; and new lines of business.

While the Directive is in effect, the Bank is restricted from the following activities:

•	making any material change in accounting methods without the prior approval of the Federal Deposit Insurance Corporation (the “FDIC”);

•	engaging in any “covered transaction” with an affiliate without the FDIC’s prior written approval;

•

soliciting and accepting new deposit accounts or renewing any time deposit bearing an interest rate that exceeds the prevailing effective rates on deposits of comparable amounts and maturities in the Bank’s market area without the prior approval of the Federal Reserve Bank of Richmond (the “Reserve Bank”) and the fulfillment of the requirement to make the Bank “adequately capitalized” or enter into a contract to be acquired by another institution.

Within thirty days of the Directive, the Bank is required to submit an acceptable plan and timetable to the Reserve Bank for conforming the rates of interest paid on all existing non-time deposit accounts to the prevailing effective rates on deposits of comparable amounts in the Bank’s market area. The Bank is also required to submit monthly progress reports to the Reserve Bank detailing the steps taken to comply with the Directive.

The Directive will remain effective until stayed, modified, terminated, or suspended by the Board of Governors. The Directive does not supersede the written agreement between the Company, the Bank, the Reserve Bank, and the North Carolina Commissioner of Banks dated June 14, 2010. The written agreement is more fully described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 18, 2010.

The foregoing description of the Directive is a summary and does not purport to be a complete description of all of the terms of the Directive.

This current report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook,” or similar expressions. These statements are based upon the current belief and expectations of the registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waccamaw Bankshares, Inc.
(Registrant)

Date	December 5, 2011

/s/ Geoffrey R. Hopkins
Geoffrey R. Hopkins
President